                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Oncometrics Imaging Corp.

We consent to the use of our report dated July 18, 1996 with respect to the balance sheets of AIC Division of Xillix Technologies Corp., as of August 31, 1995, and December 31, 1995, and Oncometrics Imaging Corp. as of May 31, 1996, and the related statements of operations and deficit and changes in financial position for the period then ended, included herein.



/s/ KPMG


Chartered Accountants

Vancouver, British Columbia
December 23, 1996